Exhibit 23.6

Consent of Hamilton, Rabinovitz & Associates, Inc.

Hamilton, Rabinovitz & Associates, Inc. (“HR&A”) hereby consents to being named (in the form and context in which HR&A is named) and to the incorporation by reference in this Registration Statement on Form S-3 and any further amendment thereto of Ingersoll-Rand plc, Ingersoll-Rand Company Limited, Ingersoll-Rand International Holding Limited and Ingersoll-Rand Global Holding Company Limited.

/s/ Francine F. Rabinovitz
Hamilton, Rabinovitz & Associates, Inc.

August 7, 2009